EXHIBIT 25

                               POWER OF ATTORNEY

    Each person whose signature appears below hereby authorizes Rosendo Ferran and Robert J. Mellage, and each of them, with full power of substitution and full power to act without the others, his true and lawful attorney-in-fact and agent in his name place, and stead, to execute in the name and on behalf of each such person, individually and as a director of Halsey Drug Co., Inc., a New York corporation (the "Company"), and to file, the Registration Statement of the Company on Form S-1 (the "Registration Statement"), and any and all amendments to the Registration Statement, including any and all post-effective amendments.

    WITNESS our hands on the respective dates set forth below:

                  SIGNATURE                             DATE
- ---------------------------------------------       ------------
            /s/ R. H. Francis
 .............................................       May 13, 1996
                R. H. Francis

         /s/  Leonard H. Weiss
 .............................................       May 13, 1996
              Leonard H. Weiss

         /s/ Alan Jerrard Smith
 .............................................       May 13, 1996
             Alan Jerrard Smith

        /s/ Joseph F. Limongelli
 .............................................       May 13, 1996
            Joseph F. Limongelli